                                                                                           Exhibit Ex. 23.1

M&K CPAS, PLLC
(Letterhead)

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Z Trim Holdings, Inc.

We hereby consent to the inclusion in this annual report on Form 10-K of Z Trim Holdings, Inc., of our report dated April 9, 2010, relating to the Company’s financial statements appearing in the Form 10-K for the year ended December 31, 2009.

/s/ M&K CPAS, PLLC

Houston, Texas

April 9, 2010